SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): April 1, 2003
                                                  -------------

                       TELAXIS COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Massachusetts                      000-29053              04-2751645
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission file number)   (IRS employer
 incorporation)                                              identification no.)


   8000 Lee Highway, Falls Church, VA                                22042
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:  (703) 205-0600
                                                   -----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Telaxis Communications Corporation ("Telaxis") hereby amends the following item of its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2003 in connection with the strategic combination, completed on April 1, 2003, of Telaxis with Young Design, Inc. ("YDI") pursuant to the terms of the previously reported Agreement and Plan of Merger, dated as of March 17, 2003, between Telaxis and YDI.

Item 7. Financial Statements and Exhibits.

       (a)     Financial statements of businesses acquired.

     The required financial statements of the business acquired are set forth below.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Young Design, Inc. and Subsidiaries
Falls Church, Virginia

     We have audited the accompanying balance sheets of Young Design, Inc. and Subsidiaries, (the "Company") as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Young Design, Inc and Subsidiaries as of December 31, 2002 and 2001 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     As described in Note 14 to the financial statements, during 2002 the Company changed its method of accounting for the excess of acquired net assets over cost.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
February 10, 2003
(March 7, 2003 as to Footnote 15)

                       YOUNG DESIGN, INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                           Years ended December 31,
                                                                                      --------------------------------
                                                                                           2002             2001
                                                                                      ---------------  ---------------
Assets
Current assets:
   Cash and cash equivalents......................................................... $      939,452   $    1,133,487
   Accounts receivable, net..........................................................      1,685,669          880,632
   Inventory.........................................................................      2,385,931        1,592,253
   Investment securities - trading...................................................          3,740           18,450
   Deferred tax asset................................................................        142,000          337,000
   Deposit...........................................................................            614              614
   Prepaid expenses..................................................................        451,124           19,165
                                                                                      ---------------  ---------------


       Total current assets..........................................................      5,608,530        3,981,601
   Property and equipment, net.......................................................      1,823,095        1,926,332

Other Assets:
  Investment in unconsolidated subsidiaries..........................................         35,708           61,467
  Investment securities - available-for-sale.........................................        841,446          246,774
  Intangible assets, net.............................................................          8,750           19,583
  Deferred tax asset.................................................................        245,000          656,000
  Deposits...........................................................................          9,500            6,327
                                                                                      ---------------  ---------------

       Total other assets............................................................      1,140,404          990,151
                                                                                      ---------------  ---------------

       Total assets.................................................................. $    8,572,029   $    6,898,084
                                                                                      ===============  ===============

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued expenses............................................. $    2,157,831   $    1,271,351
   Current maturities of notes payable...............................................        494,584           38,838
   Current deposit - non-refundable..................................................          9,136          559,817
                                                                                      ---------------  ---------------

       Total current liabilities.....................................................      2,661,551        1,870,006

Notes payable, net of current maturities.............................................      1,402,314        1,568,139

       Total liabilities.............................................................      4,063,865        3,438,145

Minority interest....................................................................             --           26,080

Excess of acquired net assets over cost..............................................             --          526,426

Stockholders' Equity
   Common stock, $0.0001 par value, 30,000,000 shares authorized and $1.00 par value, 5,000 authorized, respectively at December 31, 2002 and 2001:
     15,000,000 and 1,470 shares issued and outstanding at December 31, 2002 and
     2001, respectively..............................................................          1,500            1,470
   Additional paid-in capital........................................................        449,243          449,273
   Retained earnings.................................................................      4,066,196        2,503,917
   Accumulated other comprehensive income:
     Net unrealized gain/(loss) on available-for-sale securities.....................         (8,775)         (47,227)
                                                                                      ---------------  ---------------

       Total stockholders' equity....................................................      4,508,164        2,907,443
                                                                                      ---------------  ---------------

       Total liabilities and stockholders' equity.................................... $    8,572,029   $    6,898,084
                                                                                      ===============  ===============






   The accompanying notes are an integral part of these financial statements.

                       YOUNG DESIGN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      Years ended December 31,
                                                                 ---------------------------------
                                                                      2002              2001
                                                                 ----------------  ---------------

Revenues........................................................ $   20,304,158    $   14,313,929

Cost of goods sold..............................................     12,375,813         9,286,248
                                                                 ----------------  ---------------

    Gross profit................................................      7,928,345         5,027,681

Operating expenses:
    Selling costs...............................................      2,365,952         2,321,819
    General and administrative..................................      3,207,227         2,077,309
    Employee benefits...........................................        433,296           287,253
    Research and development....................................        424,139           371,366
                                                                 ----------------  ---------------

       Total operating expenses.................................      6,430,614         5,057,747
                                                                 ----------------  ---------------

Operating income (loss).........................................      1,497,731           (30,066)

Other income (expenses):
    Interest income.............................................         22,290            56,138
    Interest expense............................................       (130,685)         (172,629)
    Realized gain/(loss) from investment in trading securities..         (3,640)            8,748
    Equity method loss from unconsolidated subsidiaries.........       (181,259)          (44,225)
    Realized gain on sale of assets.............................             --            42,970
    Amortization of excess of acquired net assets over cost.....             --           150,407
    Contract cancellation income................................        564,492                --
    Miscellaneous income (expense)..............................         (7,156)            4,219
                                                                 ----------------  ---------------

       Total other income.......................................        264,042            45,628
                                                                 ----------------  ---------------

Income before income taxes, extraordinary gain, cumulative
    effect of accounting change and minority interests..........      1,761,773            15,562

    Provision (benefit) for income taxes........................        752,000           (78,268)
                                                                 ----------------  ---------------

Income before extraordinary gain, cumulative effect of
    accounting change and minority interests....................      1,009,773            93,830

Extraordinary gain (net of income taxes of $0)..................         88,795                --

Cumulative effect of accounting change (net of income taxes of
$0).............................................................        526,426                --
                                                                 ----------------  ---------------

Income before minority interests................................      1,624,994            93,830

    Minority interests in (gains) losses of subsidiaries........        (62,715)           31,163
                                                                 ----------------  ---------------

Net income...................................................... $    1,562,279    $      124,993
                                                                 ================  ===============

Pro forma amounts assuming the new accounting method is applied retroactively:
    Income (loss) before income taxes, extraordinary gain,
      cumulative effect of accounting change and minority
      interests................................................. $    1,009,773    $      (56,577)
                                                                 ================  ===============

    Net income.................................................. $    1,122,713    $      564,559
                                                                 ================  ===============






   The accompanying notes are an integral part of these financial statements.

                       YOUNG DESIGN, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                                              Accumulated
                                                                   Additional                    Other
                                              Common Stock           Paid-in      Retained   Comprehensive
                                        --------------------------
                                           Shares       Amount       Capital      Earnings   Income (loss)     Total
                                        ------------ ------------ ------------- ------------ -------------- -------------

Balance, December 31, 2000.............        1,500 $      1,500 $    439,350  $  2,428,924 $           -- $  2,869,774

Purchase of common stock...............          (30)         (30)     (15,720)           --             --      (15,750)

Increase in equity from sale of shares.           --           --       45,298            --             --       45,298

Distributions to Merry Fields members..           --           --           --       (50,000)            --      (50,000)

Consolidation of Merry Fields as of
  January 1, 2001......................           --           --      (19,655)           --             --      (19,655)
                                        ------------ ------------ ------------- ------------ -------------- -------------
                                               1,470        1,470      449,273     2,378,924             --    2,829,667
Comprehensive income:
  Net income...........................           --           --           --       124,993             --      124,993

Change in unrealized gain/(loss) on
  securities available for sale........           --           --           --            --        (47,227)     (47,227)
                                        ------------ ------------ ------------- ------------ -------------- -------------

       Total comprehensive income
       (loss)..........................         ----           --           --       124,993        (47,227)      77,766
                                        ------------ ------------ ------------- ------------ -------------- -------------

Balance, December 31, 2001.............        1,470 $      1,470 $    449,273  $  2,503,917 $      (47,227)$  2,907,433

Stock split of 10,204.081 to one.......   14,998,530           30          (30)           --             --           --

Comprehensive income:
  Net income...........................           --           --           --     1,562,279             --    1,562,279

Change in unrealized gain/(loss) on
  securities available for sale........           --           --           --            --         38,452       38,452
                                        ------------ ------------ ------------- ------------ -------------- -------------

       Total comprehensive income......           --           --           --     1,562,279         38,452    1,600,731
                                        ------------ ------------ ------------- ------------ -------------- -------------

Balance, December 31, 2002.............   15,000,000 $      1,500 $    449,243  $  4,066,196 $       (8,775)$  4,508,164
                                        ============ ============ ============= ============ ============== =============

Disclosures:
   Unrealized holding gains (losses) on available-for-sale securities arising during the year ended December 31, 2002 and 2001, are net of deferred income tax effect of
       $26,000 and $31,000, respectively.






    The accompanying notes are an integral part of these financial statements

                       YOUNG DESIGN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                   Years ended December 31,
                                                                                 ----------------------------
                                                                                     2002            2001
                                                                                 -------------   ------------
Cash flows from operating activities:
   Net income................................................................... $  1,562,279    $    124,993
     Depreciation and amortization..............................................      130,624         104,219
     Realized loss (gain) on trading securities.................................        3,640          (8,748)
     Equity method loss from unconsolidated subsidiaries........................      181,259          44,225
     Realized gain on sale of assets............................................           --         (42,970)
     Amortization of excess of acquired net assets over cost....................           --        (150,407)
     Cumulative effect of accounting change.....................................     (526,426)             --
     Deferred income taxes......................................................      580,000         (78,268)
     Extraordinary gain.........................................................      (88,795)             --
     Changes in assets and liabilities affecting operations:
       Accounts receivable, net.................................................     (805,037)        542,990
       Inventory................................................................     (793,678)        850,503
       Deposits.................................................................       (3,173)         (1,452)
       Prepaid expenses.........................................................     (431,959)         70,223
       Intangible assets, net...................................................           --         (25,000)
       Accounts payable and accrued expenses....................................      886,480         413,229
       Income taxes payable.....................................................           --      (1,314,832)
       Contract deposit - nonrefundable.........................................     (550,681)         (8,253)
       Customer order deposits..................................................           --        (113,845)
       Minority interests.......................................................       62,715         (31,163)
                                                                                 -------------   -------------

            Net cash utilized by operating activities...........................      207,248         375,444
                                                                                 -------------   -------------

Cash flows from investing activities:
   Purchase of securities.......................................................     (685,720)       (456,496)
   Sale of securities...........................................................       11,070         143,464
   Advances to affiliate........................................................           --         207,051
   Purchase of property and equipment...........................................      (16,554)       (347,923)
   Sale of property and equipment...............................................           --          47,060
   Cash received with purchase of Zeus..........................................           --          37,681
   Cash received with consolidation of Merry Fields.............................           --          31,401
                                                                                 -------------   -------------

       Net cash used in investing activities....................................     (691,204)       (337,762)
                                                                                 -------------   -------------

Cash flows from financing activities:
   Repurchase of common stock...................................................           --         (15,750)
   Distributions to Merry Fields members........................................           --         (50,000)
   Payment of security deposit..................................................           --        (240,000)
   Issuance of notes payable....................................................    2,335,972         966,600
   Repayment of notes payable...................................................   (2,046,051)       (783,849)
                                                                                 -------------   -------------

       Net cash provided by (used in) financing activities......................      289,921        (122,999)
                                                                                 -------------   -------------

Net decrease in cash............................................................     (194,035)        (85,317)
Cash, beginning of year.........................................................    1,133,487       1,218,804
                                                                                 -------------   -------------

Cash, end of year............................................................... $    939,452    $  1,133,487
                                                                                 =============   =============

Supplemental disclosure of cash flow information:
   Cash paid for interest....................................................... $    130,685    $    172,629
                                                                                 =============   =============
   Income taxes paid............................................................ $    162,600    $  1,314,832
                                                                                 =============   =============
   Assets acquired with liabilities in Zeus purchase............................ $         --    $  1,643,269
                                                                                 =============   =============
   Non-cash assets received with Merry Fields consolidation..................... $         --    $  1,596,977
                                                                                 =============   =============






   The accompanying notes are an integral part of these financial statements.

                       YOUNG DESIGN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Organization.

     Young Design, Inc. ("YDI") was incorporated under the laws of the Commonwealth of Virginia on February 28, 1986 to engage in the business of manufacturing and sale of equipment for use in transmission of data and internet access on a wireless basis. YDI operates its business in Falls Church, Virginia.

     Go Wireless Data, Inc. ("Go Wireless") is incorporated under the laws of the State of Delaware as of March 17, 2000 to engage in the business of the sale of equipment for use in transmission of data and internet access on a wireless basis. On February 28, 2001 Go Wireless merged with YDI and ceased operations as a separate company.

     Thin Air Data, LLC ("Thin Air") was formed by YDI under the laws of the State of Delaware on April 1, 2000 for the purpose of investing in the wireless service provider market. Thin Air operates its business in Falls Church, Virginia and will continue to operate until December 31, 2050, unless dissolved earlier in accordance with its operating agreement. On April 1, 2000, YDI signed an agreement to become the sole member of the LLC.

     Merry Fields, LLC ("Merry Fields") was formed by the owners of YDI under the laws of the State of Delaware on August 11, 2000. Merry Fields owns the property and land leased to YDI for its principal operations. Merry Fields will continue to operate until December 31, 2050, unless dissolved earlier in accordance with the certificate of formation.

     Zeus Wireless, Inc. ("Zeus") was formed under the laws of the State of California. Zeus is a developer and manufacturer of 2.4 GHz transceivers providing mission critical wireless data connectivity. Zeus operates out of offices in Columbia, Maryland. In May 2001, YDI purchased ownership of 83.5% of the outstanding and voting stock of Zeus for a nominal amount of cash. The acquisition has been accounted for under the purchase method. The assets acquired included cash of $31,000, deferred tax assets of $896,000, inventory of $586,000 and other non-cash assets valued in the amount of approximately $168,000. Liabilities at the date of acquisition included accounts payable and accrued expenses of $379,000 and a nonrefundable contract deposit of $568,000. The excess of acquired net assets over cost was approximately $677,000. The consolidated statement of operations for 2001 includes the operations of Zeus from May 4, 2001 through December 31, 2001. The excess of acquired net assets over cost as of December 31, 2001 was $526,426 and was entirely written-off during 2002. See Footnote 14.

     In August of 2002, a majority of Zeus' shareholders approved a reverse stock split of 1,500,000:1. In September 2002 YDI then paid out all partial shareholders thus increasing its ownership to 100.0% of the outstanding and voting stock of Zeus for a nominal amount of cash. The excess of acquired net assets over cost for this 2002 Zeus acquisition was approximately $89,000, and has been recorded as an extraordinary gain of approximately $89,000, net of the related income tax effect of zero.

2.   Summary of Significant Accounting Policies

     Basis of Accounting

     The accounts of the Company are maintained on the accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Consolidation

     The consolidated financial statements include the accounts of YDI, its wholly owned subsidiaries, Go Wireless Data, until merged with YDI on February 28, 2001 and Thin Air Data, its wholly-owned subsidiary Zeus and Merry Fields (together "the Company"). All significant inter-company balances and transaction have been eliminated in consolidation.

     Cash and Cash Equivalents

     The Company considers cash on hand, deposits in banks, money market accounts and investments with an original maturity of three months or less to be cash or cash equivalents.

     Investments

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Debt and Equity Securities", securities are classified into three categories: held-to-maturity, available-for-sale and trading. Because the Company is holding certain securities principally for the purpose of selling them in the near future, they are classified on the balance sheet as trading securities. As a result, the securities are carried at fair value and realized and unrealized gains and losses are included in the consolidated statements of operations. Securities available-for-sale are reported at fair value. Any unrealized gain or loss, net of applicable income taxes, is reported as a separate addition to or reduction from stockholders' equity as other comprehensive income. Investment income includes realized and unrealized gains and loss on investments, interest and dividends.

     Investments - Equity Method

     Investments in private companies are accounted for under the equity or cost method based on the Company's voting interest and degree of control or influence the Company may have over the operations.

     Accounts Receivable

     The Company uses the allowance method to account for amounts, if any, of its accounts receivable, which are considered uncollectible. The Company bases its assessment of the allowance for doubtful accounts on historical losses and current economic conditions. Accounts receivable are determined to be past due based on a contractual term of 30 days. The Company grants unsecured credit to its United States customers. The allowance for doubtful accounts was approximately $185,000 and $71,000 as of December 31, 2002 and 2001, respectively.

     Inventory

     Inventory consists of electronic components and is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

     Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from two to seven years for personal property and 39 years for real property.

      Intangible Assets

     Intangible assets subject to amortization include intellectual property and a non-compete agreement. Amortization is computed using the straight-line method over three years, which is the estimated useful life of the respective assets. Amortization expense as of December 31, 2002 and 2001 totaled approximately $10,800 and $5,400, respectively.

     Impairment of Long-lived Assets

     In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" the Company reviews its recorded long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future net cash flows will be less than the carrying amounts of net assets. Impairment is measured at fair value.

      Income Taxes

     YDI is a C-corporation and a consolidated income tax return is filed with Go Wireless, Thin Air and Zeus. The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating loss carry forwards, start-up costs, property and equipment, nonrefundable contract deposits, allowance for doubtful accounts and inventory reserves.

     Merry Fields is an LLC and is taxed as a partnership. Accordingly, for Merry Fields, items of income, deductions, expenses and credits pass through directly to the individual members, to be reported on their individual tax returns.

     Revenue Recognition

     The Company recognizes revenue when a purchase commitment has been received, shipment has been made to the customer, collection is probable and, if contractually required, a customer's acceptance has been received.

     Excess of Acquired Net Assets Over Cost

     The Company's excess of acquired net assets over cost resulted from the acquisition of Zeus in 2001. The acquisition was accounted for using the purchase method of accounting and the purchase price was allocated to the assets purchased and the liabilities assumed based on the estimated fair values at the date of the acquisition. The excess of acquired net assets over cost was approximately $526,000 as of December 31, 2001 and was entirely written-off during 2002 in accordance with SFAS No. 142, "Goodwill and Other Intangibles".

     Research and Development

          Research and development costs are expensed as incurred.

     Advertising Costs

     Advertising  costs are expensed when incurred.  As of December 31, 2002 and
2001,   advertising   expense   totaled   approximately   $23,000  and  $30,000,
respectively.

     Shipping and Handling Costs

     Shipping and handling costs are expensed as incurred and included in costs of goods sold on the Consolidated Statement of Operations.

     Comprehensive Income

     The Company reports comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." During the year ended December 31, 2002 and 2001, the Company had $38,452 and $(47,227), respectively, of unrealized gains (losses) on available-for-sale investments, net of income taxes of $26,000 and $31,000, respectively.

     Recent Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board approved SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations. All business combinations in the scope of this statement will be accounted for using the purchase method of accounting. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001, and business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001, or later. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under this statements, goodwill will no longer be amortized but will be tested for impairment at least annually at the reporting unit level. Goodwill will be tested for impairment on an interim basis if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of a reporting unit below its carrying value. Intangible assets which remain subject to amortization will be reviewed for impairment in accordance with SFAS No. 142. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001.

     SFAS No. 141 had a material impact on the Company's 2002 consolidated financial statements since it required the unamortized balance of the excess of acquired net assets over cost to be written off to income as of January 1, 2002 and recognized as the effect of a change in accounting principle.

3.   Investment Securities - Trading

     The Company holds the following investments classified as trading with a fair market value as of December 31 is as follows:

                                                                                         2002           2001
                                                                                    -------------- ---------------

             Equity securities..................................................... $        3,740 $       18,450
                                                                                    ============== ===============


4.   Investment Securities - Available For Sale

     As of December 31, 2002 and 2001, the Company owned 165,888 and 165,888, respectively of unregistered shares and 257,623 and 33,875, respectively, of registered shares of Phazar Corporation. In addition, the Company owned 72,800 registered shares of RF Industries as of December 31, 2002.

     In September 2000, the Company purchased 2,000,000 shares of common stock in Spectrum Access, Inc. ("Spectrum"). In exchange for the shares, the Company granted the use of its broadcasting space in the Falls Church tower, as well as providing selected equipment and training to Spectrum. As of December 31, 2002 and 2001, the Company's ownership interest of approximately 11 percent has been valued at $10,500.

                                                            2002                               2001
                                               -------------------------------    -------------------------------
                                                  Cost Basis   Carrying Value        Cost Basis   Carrying Value
                                               --------------- ---------------    --------------- ---------------

             Spectrum......................... $       10,500  $       10,500     $       10,500  $       10,500
             RF Industries....................        144,552         152,880                 --              --
             Phazar...........................        700,169         678,066            314,501         236,274
                                               --------------- ---------------    --------------- ---------------
                                               $      855,221  $      841,446     $      325,001  $      246,774
                                               =============== ===============    =============== ===============

5.   Investment in Unconsolidated Subsidiaries

     As of December 31, 2002 and 2001, the Company held an ownership interest of approximately 46 percent in "Gatespeed" which was written-off under the equity method during 2002. In addition, during 2002 the Company purchased an ownership interest of approximately 30% of "Excurro" and accounted for the investment under the equity method.

                                                            2002                               2001
                                               -------------------------------    -------------------------------
                                                 Cost Basis    Carrying Value       Cost Basis    Carrying Value
                                               --------------- ---------------    --------------- ---------------
             Gatespeed........................ $      206,578  $           --     $      106,578  $       61,467
             Excurro..........................         50,000          35,708                 --              --
                                               --------------- ---------------    --------------- ---------------
                                               $      256,578  $       35,708     $      106,578  $       61,467
                                               =============== ===============    =============== ===============

6.   Property and Equipment

     Property and equipment consisted of the following at December 31:

                                                                                         2002           2001
                                                                                    ------------------------------

             Land.................................................................. $     521,452  $      521,452
             Building..............................................................     1,377,474       1,377,474
             Automobiles...........................................................        36,501          36,501
             Furniture and equipment...............................................        96,475          90,391
             Lab equipment.........................................................       132,436         121,966
                                                                                    ------------------------------
                                                                                        2,164,338       2,147,784
                    Less:  accumulated depreciation................................      (341,243)       (221,452)
                                                                                    ------------------------------
             Property and equipment, net........................................... $   1,823,095  $    1,926,332
                                                                                    ==============================

     Depreciation expense totaled $119,791 and $98,802, respectively for the years ended December 31, 2002 and 2001.

7.   Income Taxes

     The provision (benefit) for income taxes for 2002 and 2001 is as follows:

                                                                                     2002              2001
                                                                                ---------------   ---------------
             Current tax expense:
                   Federal..................................................... $      145,000    $          --
                   State.......................................................         27,000               --
                                                                                ---------------   ---------------
                                                                                $      172,000    $          --
                                                                                ===============   ===============

             Deferred tax expense:
                   Federal..................................................... $      489,000    $     (70,029)
                   State.......................................................         91,000           (8,239)
                                                                                ---------------   ---------------
                                                                                $      580,000    $     (78,268)
                                                                                ===============   ===============

     The components of the net deferred tax assets (liabilities) at December 31, 2002 and 2001 are as follows:

                                                                                     2002              2001
                                                                                ---------------   ---------------
             Current net deferred tax assets (liabilities):
                   Section 481 adjustment...................................... $           --    $      (2,000)
                   Allowance for doubtful accounts.............................         70,000           26,000
                   Inventory valuation allowance...............................         67,000           67,000
                   Unrealized loss on investments..............................          5,000           31,000
                   Nonrefundable contract deposits.............................             --          215,000
                                                                                ---------------   ---------------
                                                                                $      142,000    $     337,000
                                                                                ===============   ===============
             Non-current net deferred tax assets:
                   Start up costs..............................................        118,000          237,000
                   Net operating loss carryforward.............................             --          192,000
                   Fixed assets and intangibles................................        127,000          227,000
                                                                                ---------------   ---------------
                                                                                $      245,000    $     656,000
                                                                                ===============   ===============

     The Company has no net operating loss carryforwards as of December 31, 2002.

8.   Notes Payable

     Notes payable consisted of the following at December 31:

                                                                                      2002            2001
                                                                                 -------------   -------------

             In  August  1998,  the  Company  entered  into  an  obligation  to purchase  an  automobile.  The note bears  interest at the rate of
             7.990%  per  annum,  and  is  payable  in  monthly  principal  and interest  installments  of $284 through  August 2002.  The note is
             secured by the automobile and guaranteed by a related party.......  $          --   $       2,207

             In  March  2000,  the  Company  entered  into  and  obligation  to purchase  an  automobile.  The note bears  interest at the rate of
             7.24% per annum, and is payable in monthly  principal and interest installments  of $307 through  April 2004.  The note is secured by
             the automobile....................................................             --           7,892

             In May 2002,  Young  Design,  Inc.  entered  into a $750,000  note payable with a financial  institution related to the bulk purchase of inventory.  The note is non-interest  bearing and requires four
             (4) calendar quarter payments of $187,500 through June 30, 2003...        375,000              --

             In May 2002,  Merry Fields entered into a loan  consolidation  and refinance  agreement with a financial  institution for a term loan of  $1,565,374  secured by the building and land in Falls  Church,
             Virginia.   The  loan   requires   monthly   payments  of  $18,781
             consisting of principal and interest.  The loan bears  interest at
             7.34% per annum and matures on May 31, 2012.......................      1,521,898              --

             August 2000,  Merry Fields  entered into a loan  agreement  with a financial  institution  for a term  loan  of  $1,416,000  for  the purchase of a building  and land in Falls  Church,  Virginia.  The loan requires monthly payments of $12,941  consisting of principal and  interest.  The loan  bears  interest  at 9.22%  per annum and
             matures on August 31, 2010........................................             --       1,383,445



             In August 2000,  Merry Fields  entered  into a  construction  loan
             totaling   $216,000   requiring   monthly   payments   of  $1,867,
             consisting of principal and interest.  The loan bears  interest at
             8.29% per annum and matures on August  2010.  YDI  guarantees  the
             payment of all obligations of Merry Fields........................             --         213,433
                                                                                 -------------   -------------
                                                                                     1,896,898       1,606,977
                      Current portion..........................................       (494,584)        (38,838)
                                                                                 -------------   -------------
                                                                                 $   1,402,314   $   1,568,139
                                                                                 =============   =============


     Aggregate annual maturities of the notes payable over each of the next five years are as follows:

                   2003.............................      $ 494,584
                   2004.............................        126,712
                   2005.............................        136,332
                   2006.............................        146,683
                   2007.............................        157,819
                   Thereafter.......................        834,768
                                                     ---------------
                                                     $    1,896,898
                                                     ===============

9.   Commitments and Contingencies

     Leases

     The Company has entered into various operating leases for equipment, office and production space. These leases generally provide for renewal or extension at market prices.

     In August 2000, Merry Fields entered into a lease agreement with YDI for the lease of the building in Falls Church, Virginia. The lease commenced on January 1, 2001 and terminates on December 31, 2010. The lease provides for base monthly rent payments of $20,625 with a 3% fixed annual increase after the base year. All intercompany rental income and expense under the lease agreement has been eliminated in consolidation.

     Rent  expense,  excluding  rent paid to Merry  Fields  for the years  ended
December  31,  2002  and  2001  was   approximately   $151,000   and   $160,000,
respectively.

     Aggregate annual maturities of the operating leases, exclusive of the Merry Fields lease, over each of the next five years are as follows:

                   2003............................. $       245,302
                   2004.............................         188,802
                   2005.............................           3,402
                   2006.............................              --
                   2007.............................              --
                   Thereafter.......................              --
                                                     ---------------
                                                     $       437,506
                                                     ===============

10.  401(K) - Retirement Plan

     The Company has a 401(K) retirement plan covering all employees who meet certain minimum eligibility requirements. Each year employees can elect to defer the lesser of 15% of earned compensation or the maximum amount permitted by the Internal Revenue Code. The Company may make contributions to the plan at its discretion. The Company made no contribution to the plan for the years ended December 31, 2002 and 2001, respectively.

11.  Employee Stock Option Plan

     The shareholders and board of directors approved an employee stock option plan September 16, 2002 under which 1,500,000 shares of common stock have been reserved for issuance upon exercise of options granted to employees, directors or consultants.

     A summary of the option activity is as follows:

                                                                 Options Outstanding
                                                     -----------------------------------------
                                                                                Per Unit
                                                     Number of Shares       Exercise Right
                                                     --------------------   ------------------

       Outstanding December 31, 2001................                  --                   --
            Options granted.........................             715,000    $             1.00
            Options exercised.......................                  --    $             1.00
            Options expired/canceled................              (3,500)   $             1.00
                                                     --------------------   ------------------
       Outstanding December 31, 2002................             711,500    $             1.00
                                                     ====================   ==================

     As permitted under SFAS No. 123 the Company accounts for its employee stock-based compensation plan and options granted under APB No. 25. No compensation expense has been recognized in connection with options, as all options have been granted with an exercise price equal to or greater than the fair value of the Company's common stock on the date of the grant. Accordingly, the Company has provided below the additional disclosures required by SFAS No. 123 for 2002 and 2001. For SFAS No. 123 purposes, the fair value of each option grant has been estimated as of the date of grant using the Black-Scholes options pricing model with the following weighted average assumptions: risk-free interest rate of 2.21% for 2002, expected life of 65 years, nominal volatility and dividend rate of zero percent. Using these assumptions, the fair value was $0.08, which would be amortized as compensation expense over the vesting period of the options.

     Had compensation expense been determined consistent with SFAS No. 123 utilizing the assumptions detailed above, the Company's net income for the year ended December 31, 2002 would have been reported based on the following pro forma amounts:

                                                          2002            2001
                                                      ------------    ----------
              Net Income:
                  As reported........................ $  1,562,279    $  124,993
                  Pro forma.......................... $  1,527,147    $  124,993

12.  Concentrations

     The Company maintains its cash and cash equivalent balances in several banks. The balances are insured by the Federal Deposit Insurance Corporations ("FDIC") up to $100,000 per bank. At December 31, 2002 and 2001 the uninsured portion totaled approximately $976,000 and $981,000, respectively.

     During the years ended December 31, 2002 and 2001, accounts receivable from two and three major customers, respectively, totaled $476,872 and $422,320, respectively, which represented 28% and 48%, respectively, of total accounts receivable.

13.  Related Party Transactions

     On  August  26,  2002  the  Company   purchased  18,730  shares  of  Phazar
Corporation common stock previously purchased, on behalf of the Company, by its Chief Executive Officer with a transaction totaling approximately $28,500.

     At December 31, 2001, the Company had receivables totaling $19,514 from a related party.

14.  Change in Accounting Principle

     Pursuant to SFAS No. 142, the excess of acquired net assets over cost of $526,426 as of December 31, 2001 was written off to income during 2002. The amount was recognized as the effect of a change in accounting principle in the statement of operations net of the related income tax effect of zero.

15.  Subsequent Events

     During 2003, the Company entered into an oral understanding with a seller to purchase the assets of another company for the total purchase price of $600,000 to be paid over approximately eight (8) months. On March 7, 2003, the Company executed a definitive purchase agreement and consummated the purchase by transferring the initial payment. Assets purchased include finished goods inventory, intellectual property rights, technology licenses and other related product line items. The purchase price has not yet been allocated. In addition, the Company entered into a purchase order to acquire approximately $832,000 of finished goods inventory from the seller.

     In January 2003, the Company's Board of Directors approved the CEO to pursue the purchase or merger of related wireless companies to broaden its product line offerings and several possible candidates have been identified. As of March 7, 2003, the Company was in serious negotiations to acquire a public company but no definitive purchase agreement had been entered into.

     (b)  Pro forma financial information.

     The required pro forma financial information is set forth below.


                               UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma condensed combined financial statements reflect the combined financial position of Telaxis Communications Corporation as of March 31, 2003, and the results of its condensed combined operations for the three months ended March 31, 2003 and the year ended December 31, 2002 after giving effect to the acquisition of Young Design, Inc., as more fully described below. The information for Young Design, Inc. is comprised of the consolidated information of Young Design, Inc., Zeus Wireless, a subsidiary of YDI, and Merry Fields, LLC, an affiliate of YDI. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of Telaxis Communications Corporation and gives effect to the acquisition of Young Design, Inc. as if it had occurred on March 31, 2003. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2003 gives effect to the acquisition as if it had occurred on January 1, 2003 because both companies share the same financial years ending on December 31st of each year.

     The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. At the effective time of the transaction, each share of YDI's common stock issued and outstanding immediately prior to the effective time of the transaction was converted into the right to receive 2.50 shares of Telaxis common stock. At the effective time of the transaction, each option to purchase shares of YDI common stock which was outstanding and unexercised immediately prior to the effective time of the transaction was assumed by Telaxis, and converted into an option to purchase shares of Telaxis common stock having the same terms and conditions as were in effect immediately prior to the effective time of the transaction, subject to the effect of the exchange ratio. In conjunction with and upon the completion of the transaction, YDI became a wholly-owned subsidiary of Telaxis. Given the extent of YDI's stockholders' ownership in Telaxis upon completion of the transaction, YDI will be considered to be the acquiror for accounting purposes and the transaction will be accounted for in the financial statements of Telaxis as a reverse acquisition of Telaxis by YDI. Accordingly, the accompanying unaudited pro forma condensed combined financial statements reflect Telaxis' assets and liabilities at fair value to the extent they are deemed to have been acquired for accounting purposes.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, general and administrative, or research and development expenses for any future operating changes.

     The following information is not necessarily indicative of the financial position or operating results that would have occurred had the transaction been consummated on the dates, or at the beginning of the periods for which the consummation of the transaction is being given effect. For purposes of preparing the combined financial statements, Telaxis will establish a new basis for its assets and liabilities based upon the fair values thereof, the value of Telaxis' shares issued in consideration of the transaction and the costs of the transaction. For purposes of these pro forma statements, the value of Telaxis' common equity was adjusted to reflect the average of the closing price of Telaxis' common stock for the five days prior to April 1, 2003. In addition, a final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in the pro forma condensed combined financial information have been made solely for purposes of developing such pro forma condensed combined financial information. YDI will undertake a study to determine the fair value of certain of Telaxis' assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value and operating results between the dates of the pro forma financial information data and the date on which the study is completed.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2003



                                                                      Telaxis
                                                                   Communications                     Pro Forma
                                               Young Design, Inc.    Corporation      Pro Forma       Combined
                                                 March 31, 2003    March 31, 2003     Adjustments    March 31, 2003
                                               ----------------  ----------------- --------------    ---------------
                                                                            (In thousands)
Assets
Current assets:
   Cash and cash equivalents...................$            748  $         3,135   $           --    $         3,883
   Restricted cash.............................              --              614               --                614
   Marketable securities.......................              --            3,672               --              3,672
   Accounts receivable (net)...................           2,411               --               --              2,411
   Inventory...................................           3,154               36               --              3,190
   Investment security - trading...............               5               --               --                  5
   Deferred tax asset..........................             142               --               --                142
   Deposits....................................               1               --               --                  1
   Prepaids....................................              25              373               --                398
   Other current assets........................              --               35               --                 35
                                               ----------------  ---------------   --------------    ---------------

     Total current assets......................           6,486            7,865               --             14,351
Property, plant and equipment, net.............           1,802            1,955               --              3,757

Other Assets:
   Investment securities - available...........             870               --               --                870
   Intangible assets, net......................             107               --               --                107
   Deferred tax asset..........................             245               --               --                245
   Deposits....................................              30               18               --                 48
                                               ----------------  --------------    --------------    ---------------

     Total assets..............................$          9,540  $         9,838   $           --     $       19,378
                                               ================  ===============   ==============    ===============

Liabilities and Stockholder's Equity
Current liabilities:
   Accounts payable............................$          2,716  $            --   $           --     $        2,716
   Accrued expenses............................             554              607               --              1,161
   Accrued restructuring costs.................              --              329               --                329
   Current maturities - long-term debt.........             413               --               --                413
   Current maturities - long-term lease........             ---              148               --                148
                                               ----------------  --------------    --------------    ---------------

     Total current liabilities.................           3,683            1,084               --              4,767

Other liabilities:
   Deferred credit (excess net assets over
   cost).......................................              --               --            4,933 (A)             --
                                                                                           (4,933)(B)
   Long-term debt..............................           1,268               --               --              1,268
   Long-term loans.............................              --               82               --                 82
                                               ----------------  ---------------   --------------    ---------------

     Total liabilities.........................           4,951            1,166                               6,117

Stockholders' Equity:
   Preferred stock, $.01 par value; authorized
    4,500,000 shares in 2002; none issued.....               --               --           --                     --
   Common stock, $.01 par value; authorized
    100,000,000 shares in 2003 and 2002;
    issued 16,708,313 shares outstanding in
    2003 and 2002, respectively...............               --              168          375 (E)                543
   Common stock, $0.0001 par value, 30,000,000
     shares authorized and $1.00 par value,
     5,000 authorized, respectively at
     December 31, 2002 and 2001:  15,000,000
     and 1,470 shares issued and outstanding
     at December 31, 2002 and 2001,
     respectively..............................               2               --           (2)(D)                 --
   Additional paid-in capital..................             449          124,700       (4,933)(A)              3,679
                                                                                     (116,164)(C)
                                                                                            2 (D)
                                                                                        8,018 (E)
                                                                                       (8,393)(E)
   Treasury stock..............................              --              (37)          --                    (37)
   Accumulated comprehensive (loss)/gain.......               6                5           --                     11
   Accumulated earning/(deficit)...............           4,132         (116,164)       4,933 (B)              9,065
                                                                                      116,164 (C)
                                               ----------------  ---------------   --------------    ---------------
     Total stockholders' equity................           4,589            8,672                              13,261
                                               ----------------  ---------------   --------------    ---------------

     Total liabilities and stockholders' equity$          9,540  $         9,838                     $        19,378
                                               ================  ===============   ==============    ===============

     The unaudited pro forma condensed combined balance sheet at March 31, 2003 gives effect to the financial position as if the combination of YDI and Telaxis occurred on March 31, 2003.

                PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA
               CONDENSED COMBINED BALANCE SHEETS AT MARCH 31, 2003
                                 (in thousands)

(A)    To reflect the fair value of Telaxis:
          Value of Telaxis' outstanding common stock (16,708,313 shares at five day average pre-deal of $0.2238)......$       3,739
          Book value of Telaxis.......................................................................................        8,672
                                                                                                                      --------------
          Record a deferred credit for excess of net assets acquired over cost against
          Additional Paid-in Capital (APIC)...........................................................................$      (4,933)
                                                                                                                      =============

(B)    To recognize the deferred credit for excess of net assets acquired over cost:
          Recognize the gain due to excess of net assets acquired over cost against (Retained
          Earnings) as per FASB #142 in the current period............................................................$       4,933
                                                                                                                      =============

(C)    To eliminate the historical deficit in Retained Earnings of Telaxis against APIC:
          Retained earning (Loss) of Telaxis as of March 31, 2003.....................................................$    (116,164)
          Record against APIC.........................................................................................      116,164
                                                                                                                      -------------
          Total adjustment and reclassify Telaxis' stockholders' equity between  retained earnings and APIC...........$          --
                                                                                                                      =============

(D)    To eliminate and reclassify YDI's common stock that was reissued in Telaxis stock to APIC:
          Outstanding YDI common shares of 15,000,000 at a par value of $.0001 per share (rounded
          up).........................................................................................................$          (2)
          Adjust APIC for the reissue of Telaxis common stock ........................................................            2
                                                                                                                      -------------
                                                                                                                      $          --
                                                                                                                      =============
(E)    To record the issuance of Telaxis common stock to YDI shareholders:
          Telaxis common stock issued to YDI shareholders of approximately 37,500,000 at par
          value of $0.01 per share....................................................................................$         375
          Telaxis APIC increased by stock price of $0.2238 as of March 31, 2003 less par value of $0.01...............        8,018
          Telaxis APIC reduced to restructure its equity for the approx. 37,500,000 shares issued at the market price of $0.2238 per share average for the five days prior to April 1,
          2003........................................................................................................       (8,393)
                                                                                                                      -------------
                                                                                                                      $          --
                                                                                                                      =============

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 2003


                                                                                        Telaxis
                                                                                    Communications
                                                               Young Design, Inc.     Corporation
                                                                   Historical         Historical                        Pro Forma
                                                               Three Months Ended Three Months Ended   Pro Forma         Combined
                                                                 March 31, 2003     March 31, 2003    Adjustments     March 31, 2003
                                                               ------------------ ------------------  -----------     --------------
                                                                                 (In thousands,except per share data)

Sales......................................................... $          6,436   $                5  $        --     $       6,441
Cost of sales.................................................            4,438                  403           --             4,841
                                                               ----------------   ------------------  -----------     --------------
                                                                                                               --             1,600
Gross margin (loss)...........................................            1,998                 (398)
Operating expenses:
     Research and development, net............................              120                  663           --               783
     Selling, general and administrative......................            1,625                1,310           --             2,935
                                                               ----------------   ------------------  -----------     --------------

       Total operating expenses...............................            1,745                1,973           --             3,718
                                                               ----------------   ------------------  -----------     --------------

Operating income (loss).......................................              253               (2,371)          --            (2,118)
                                                               ----------------   ------------------  -----------     --------------

Other income (expense):
     Excess of net assets acquired over cost..................               --                   --        4,933(A)          4,933
     Interest and other expense...............................              (67)                (42)           --              (109)
     Income from settlement of litigation.....................               --                   --           --                --
     Interest and other income................................                3                  93            --                96
                                                               ----------------   ------------------  -----------     --------------

       Total other income (expense)...........................              (64)                 51            --             4,920

Income (loss) before income taxes                              ----------------   ------------------  -----------    ---------------
                                                                            189              (2,320)           --             2,802
Income taxes..................................................               83                   --           --                83
                                                               ----------------   ------------------  -----------     --------------
Net income (loss)............................................. $            106   $           (2,320) $     4,933(A)  $       2,719
                                                               ================   ==================  ===========     ==============
Basic and diluted net loss per share.......................... $             --   $            (0.14  $      0.13     $        0.05
                                                               ================   ==================  ===========     ==============
Shares used in computing basic and diluted
 net income (loss) per share..................................               --               16,708       37,500            54,208
                                                               ================   ==================  ===========     ==============

 The unaudited pro forma condensed combined statement of operations for the three months ended
 March 31, 2003 gives effect to the combined results of operations for the period as if the combination of Telaxis and YDI occurred on January 1, 2003 at the beginning of YDI's complete calendar year.


                PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA
      CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED
                         MARCH 31, 2003 ARE AS FOLLOWS:


(A) Represents the excess of net assets acquired over cost as of the unaudited condensed combined results of Telaxis for the three months ended March 31, 2003. Telaxis' stockholders equity was approximately $8,762,000 as of March 31, 2003 compared to its fair market value on that date of approximately $3,739,000. This fair market value is based on a per share value of $0.2238, which was the average closing price of its stock for the five business days prior to April 1, 2003. Therefore, the excess of net assets acquired over cost would have been approximately $4,933,000 had the transaction been consummated as of January 1, 2003.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2002


                                                                             Telaxis
                                                                         Communications
                                                 Young Design, Inc.       Corporation
                                                     Historical            Historical                                 Pro Forma
                                                     Year Ended             Year Ended           Pro Forma             Combined
                                                 December 31, 2002      December 31, 2002        Adjustments       December 31, 2002
                                                 -----------------     --------------------    ---------------     -----------------
                                                                   (In thousands, except per share data)

Revenues........................................ $           20,304       $              53         $       --      $        20,357

Cost of goods sold..............................             12,376                   2,588                 --               14,964
                                                 ------------------    --------------------     --------------     -----------------
     Gross profit (loss)........................              7,928                  (2,535)                --                5,393

Operating expenses:
     Selling, general and administrative........              6,006                   7,186                 --               13,192
     Research and development...................                424                   4,476                 --                4,900
                                                 ------------------    --------------------    ---------------     -----------------
       Total operating expenses.................              6,430                  11,662                 --               18,091
                                                 ------------------    --------------------    ---------------     -----------------

Operating income (loss).........................              1,498                 (14,197)                --              (12,699)

Other income (expenses):
     Excess of net assets acquired over cost....                 --                      --              7,986(A)             7,986
     Interest income............................                 22                     815                 --                  837
     Interest expense...........................               (131)                   (305)                --                 (436)
     Realized gain/(loss) from investment in
       trading securities.......................                 (3)                     --                 --                   (3)
     Equity method loss from unconsolidated
     subsidiaries...............................               (181)                     --                 --                 (181)
     Income from settlement of litigation.......                 --                   1,223                 --                1,223
     Contract cancellation income...............                564                      --                 --                  564
     Miscellaneous income (expense).............                 (7)                     --                 --                   (7)
                                                 ------------------    --------------------    ---------------     -----------------

       Total other income (expense).............                264                   1,733              7,986(A)             9,983
                                                 ------------------------------------------    ---------------     -----------------

Income (loss) before income taxes, extraordinary gain,
   cumulative effect of accounting change and
   minority interests............................             1,762                 (12,464)             7,986(A)            (2,716)

     Provision (benefit) for income taxes.......                752                      --                 --                  752
                                                 ------------------    --------------------    ---------------     -----------------

Income (loss) before extraordinary gain, cumulative
   effect of accounting change and minority
   interests ...................................              1,010                 (12,464)             7,986(A)            (3,468)

Extraordinary gain (net of income taxes of $0)..                 89                      --                 --                   89

Cumulative effect of accounting change (net of
   income taxes of $0)..........................                526                      --                 --                  526
                                                 ------------------    --------------------    ---------------     -----------------

Income (loss) before minority interests.........              1,625                 (12,464)             7,986(A)            (2,853)

     Minority interests in gains/(losses) of
     subsidiaries...............................                (63)                     --                 --                  (63)
                                                 ------------------    --------------------    ---------------     -----------------

Net income (loss)............................... $            1,562    $            (12,464)     $       7,986(A)  $         (2,916)
                                                 ==================    ====================    ===============     =================

Pro forma amounts assuming the new accounting
   method is applied retroactively:
     Income (loss) before income taxes,
       extraordinary gain,
       cumulative effect of accounting change and
       minority interests........................$            1,010    $            (12,464)   $         7,986               (3,468)
                                                 ==================    ====================    ===============     =================
     Net income (loss).......................... $            1,123    $            (12,464)   $         7,986(A)  $         (3,355)
                                                 ==================    ====================    ===============     =================

 The unaudited pro forma condensed combined statement of operations for the year ended December 31,
 2002 gives effect to the combined results of operations for the period as if the combination of
 Telaxis and YDI occurred on January 1, 2002 at the beginning of YDI's complete calendar year.



                PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA
          CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
                        DECEMBER 31, 2002 ARE AS FOLLOWS:


(A) Represents the excess of net assets acquired over cost as of the unaudited condensed combined results of Telaxis' for the year ended December 31, 2002. Telaxis' stockholders' equity was approximately $10,993,000 as of December 31, 2002 compared to its fair market value on that date of approximately $3,007,000. This fair market value is based on a per share value of $0.18, which was the closing price of its stock as of December 31, 2002. Therefore, the excess of net assets acquired over cost would have been approximately $7,986,000 had the transaction been consummated as of January 1, 2002.

     (c)  Exhibits

     Number                               Title
     ------                               -----

     23.1    Consent of Hoffman, Fitzgerald, & Snyder, P.C., dated June 2, 2003.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TELAXIS COMMUNICATIONS CORPORATION



Dated:  June 3, 2003                   By:
                                             /s/ Patrick L. Milton
                                             -----------------------
                                             Chief Financial Officer



                                  EXHIBIT INDEX


     Number                               Title
     ------                               -----

     23.1    Consent of Hoffman, Fitzgerald, & Snyder, P.C., dated June 2, 2003.